UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

LEIDOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (571) 526-6000

N/A

(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Leidos Holdings, Inc. was held on June 6, 2014. The final results of the stockholders’ vote on each of the matters presented for a vote is set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
David G. Fubini	46,657,022	2,054,426	972,099	8,745,831
John J. Hamre	46,284,636	2,520,410	878,501	8,745,831
Miriam E. John	46,306,981	2,528,952	847,614	8,745,831
John P. Jumper	43,474,837	5,220,430	988,280	8,745,831
Harry M.J. Kraemer, Jr.	45,892,397	2,890,204	900,946	8,745,831
Lawrence C. Nussdorf	46,259,315	2,457,287	966,945	8,745,831
Robert S. Shapard	46,626,562	2,057,318	999,667	8,745,831
Noel B. Williams	46,753,052	1,956,269	974,226	8,745,831

2.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	41,677,469
Votes against	6,822,834
Abstentions	1,183,244
Broker non-votes	8,745,831

3.	The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2015 was approved based upon the following votes:

Votes for approval	56,756,423
Votes against	1,183,450
Abstentions	489,505
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2014	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Corporate Secretary